UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

Insys Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35902	51-0327886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 S. Spectrum Blvd, Suite 100 Chandler, Arizona		85286
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (480) 500-3127

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title Of Each Class	Trading Symbol	Name Of Each Exchange On Which Registered
Common Stock, $0.01 Par Value Per Share	INSY	The Nasdaq Stock Market LLC

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2019, each of Steven Meyer and Pierre Lapalme notified Insys Therapeutics, Inc. (the “Company”) that he will resign from the board of directors (the “Board”) of the Company, effective upon the execution of the agreements relating to the settlement with the U.S. Department of Justice (the “DOJ”), as described in Item 8.01 below. Each of Mr. Meyer’s and Mr. Lapalme’s decision to resign is not due to any disagreements relating to the Company’s operations, policies or practices.  In connection with Mr. Meyer’s resignation, the Board elected John McKenna to serve as a member of the Audit Committee, effective immediately following Mr. Meyer’s resignation.

Item 8.01 Other Events.

On June 5, 2019, the Company entered into a settlement with the United States formalizing its previously announced settlement relating to certain civil statutory claims by the United States pursuant to the False Claims Act.  As part of this agreement, the Company agreed to pay $195 million on a schedule agreed to by the parties.

On June 5, 2019, the Company also entered into a criminal Deferred Prosecution Agreement with the United States Attorney for the District of Massachusetts concerning five counts of mail fraud.  In connection with the same investigation, on June 5, 2019, Insys Pharma, Inc., a wholly owned subsidiary of the Company (“Insys Pharma”), entered into a plea agreement with the United States Attorney for the District of Massachusetts, whereby Insys Pharma agreed to plead guilty to five counts of mail fraud.  As part of this plea agreement, Insys Pharma agreed with the United States to recommend a sentence including $30 million in fines and forfeiture to be paid on a schedule agreed to by the parties.

On June 5, 2019, the Company also entered into a Corporate Integrity Agreement and Conditional Exclusion Release with the Office of the Inspector General of the Department of Health and Human Services relating to the previously reported investigations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2019	Insys Therapeutics, Inc.

	By:	/s/ Andrece Housley
Andrece Housley
Chief Financial Officer